UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 24, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 24, 2013, Amyris, Inc. (the “Company”) agreed to sell and issue additional senior convertible promissory notes under an amendment to an existing securities purchase agreement signed by the Company in August 2013.  The amendment and related agreements were signed on December 24, 2013 and provide for the sale and issuance of approximately $34.1 million of “Tranche II Notes” to certain investors, with the closing of such sale to occur in January 2014, as described in more detail below.

Background

On August 8, 2013, the Company entered into that certain Securities Purchase Agreement, dated as of August 8, 2013 (the “SPA”), for the sale of two tranches of senior convertible promissory notes (the “Notes ”) to Maxwell (Mauritius) Pte Ltd (“Maxwell ”) and Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total ”).  On October 16, 2013, the Company entered into that certain Amendment No. 1 to Securities Purchase Agreement (the “First SPA Amendment ”) by and among the Company, Maxwell, Total and certain entities affiliated with FMR LLC (the “Fidelity Purchasers”, and together with Maxwell and Total, the “Purchasers”).  On October 16, 2013, the Company completed an initial closing under the SPA, as amended by the First SPA Amendment, selling and issuing approximately $51.8 million of “Tranche I Notes” (as defined in the SPA) to the Purchasers.

The SPA and the First SPA Amendment and the transactions thereunder are described in more detail in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2013, which is incorporated herein by reference (the “August 8-K”), and in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2013, which is incorporated herein by reference (the “October 8-K” and together with the August 8-K, the “Previous 8-Ks”).

Second Amendment to SPA

On December 24, 2013, the Company entered into that certain Amendment No. 2 to Securities Purchase Agreement (the “Second SPA Amendment”) by and among the Company, Maxwell, Total, the Fidelity Purchasers, and certain funds affiliated with Wolverine Asset Management, LLC (collectively, “Wolverine”).  The Second SPA Amendment added Wolverine as a Purchaser under the SPA, and provided for the sale of $3.0 million of Tranche II Notes (as defined in the SPA) to Wolverine.  Additionally, in connection with entry into the Second Amendment to the SPA, pursuant to the preexisting terms of the SPA, as amended, the Company notified Maxwell of its irrevocable election to sell $25.0 million of Tranche II Notes to Maxwell under the SPA.  Furthermore, the Company agreed to sell approximately $6.1 million of Tranche II Notes to Total through cancellation of the same amount of principal of previously outstanding convertible notes held by Total (in respect of Total’s preexisting contractual right to maintain its pro rata ownership position through such cancellation).  The Company expects the contemplated closing of the sale and issuance of Tranche II Notes would occur on or about January 15, 2014, subject to satisfaction of customary closing conditions.

Terms of Tranche II Notes

The Tranche II Notes will be due sixty months from the date of issuance and will be convertible into shares of Common Stock of the Company (“Common Stock”) at a conversion price equal to $2.87, which represents a trailing 60-day weighted-average closing price of the Common Stock on The NASDAQ Stock Market (“NASDAQ”) through August 7, 2013, subject to adjustment as described below.  Specifically, the Tranche II Notes would be convertible at the option of the holder (i) at any time 12 months after issuance, (ii) on a change of control of the Company, and (iii) upon the occurrence of an event of default.  Each Tranche II Note will accrue interest from the date of issuance until the earlier of the date that such Tranche II Note is converted into Common Stock or repaid in full.  Interest will accrue at a rate per annum equal to 10.00%, compounded annually (with graduated interest rates of 13% applicable to the first 180 days and 16% applicable thereafter as the sole remedy should the Company fail to maintain NASDAQ listing status or at 12% for all other defaults).  Interest for the first 36 months shall be payable in kind and added to principal every year following the issue date and thereafter, the Company may continue to pay interest in kind by adding to principal on every year anniversary of the issue date or may elect to pay interest in cash.

The conversion price of the Tranche II Notes is subject to adjustment (i) according to proportional adjustments to outstanding Common Stock in case of certain dividends and distributions, (ii) according to anti-dilution provisions, and (iii) with respect to Tranche II Notes held by any Purchaser other than Total, in the event that Total exchanges existing convertible notes for new securities of the Company in connection with future financing transactions in excess of its pro rata amount.  Notwithstanding the foregoing, holders of a majority of the principal amount of the Tranche II Notes outstanding at the time of conversion may waive any anti-dilution adjustments to the conversion price.  The Purchasers have a right to require repayment of 101% of the principal amount of the Tranche II Notes in the event of a change of control of the Company and the Tranche II Notes provide for payment of unpaid interest on conversion following such a change of control if the Purchasers do not require such repayment.  The SPA, as amended, and Tranche II Notes include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt and on certain liens, maintenance of corporate existence, and filing of SEC reports.  The Tranche II Notes include standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the SPA, as amended, and the Tranche II Notes, with default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

Additional Agreements

The SPA, as amended, also requires the Company to enter into an Amendment No. 5 to Amended and Restated Investors’ Rights Agreement (“Rights Agreement Amendment”) and the underlying agreement, as amended, the “Rights Agreement”).  The Rights Agreement Amendment was entered into on December 24, 2013.  Under the Rights Agreement, certain holders of the Company’s outstanding securities can request the filing of a registration statement under the Act, covering the shares of Common Stock held by (or issued upon conversion of other Company securities, including the Notes, held by) the requesting holders.  Further, under the Rights Agreement, if the Company registers securities for public sale, the Company stockholders with registration rights under the Rights Agreement have the right to include their shares of Common Stock in the registration statement.  Additionally, holders of the Company’s outstanding securities with registration rights under the Rights Agreement can request that the Company register all or a portion of their Common Stock on a registration statement on Form S-3 (a “Registration Statement”) if the Company is eligible to file a Registration Statement and the aggregate price to the public of the shares offered is at least $2,000,000.  The Rights Agreement Amendment would extend such rights under the Rights Agreement to the Purchasers who were not already party to the Rights Agreement.

The Company also entered into a letter agreement (the “Registration Rights Letter”) that sets forth certain obligations of the Company, including the obligation to register shares Common Stock that may become issuable upon conversion of the Tranche I Notes and the Tranche II Notes held by the Purchasers.  Under the terms of the Registration Rights Letter, the Company is required to file such Registration Statement within 30 days of the first issuance of the Tranche II Notes and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than the 90th day following the first issuance of Tranche II Notes (or, in the event the SEC reviews and has written comments to the Registration Statement, the 120th calendar day following the first issuance of Tranche II Notes).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Tranche II Notes as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  The word “expects” and similar terms and phrases are used in this notification to identify forward-looking statements, including statements regarding the Company’s estimated timing for completing the closing of a proposed sale of convertible promissory notes, and statements regarding future events that involve risks and uncertainties.  Risks, uncertainties and assumptions that could affect the Company's forward-looking statements include, among other things, the Company's ability to complete potential transactions and reliance on third parties to achieve its goals.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.

Date: December 24, 2013	By:	/s/ Nicholas S. Khadder
Nicholas S. Khadder General Counsel and Corporate Secretary